                                                             Page 17 of 23 pages

                                    EXHIBIT A

     Each of the undersigned hereby agrees that Amendment No. 1 to the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Inktomi Corporation has been filed on behalf of the undersigned.

SIGNATURE:

     Dated February 14, 2000

     Entities:

Oak Investment Partners VII, Limited Partnership
Oak Associates VII, LLC
Oak VII Affiliates Fund, Limited Partnership
Oak VII Affiliates, LLC
Oak Management Corporation

                                    By:      /s/ EDWARD F. GLASSMEYER
                                             Edward F. Glassmeyer, as
                                             General Partner or
                                             Managing Member or as
                                             Attorney-in-fact for the
                                             above-listed entities

     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
Eileen M. More

                                    By:      /s/ EDWARD F. GLASSMEYER
                                             Edward F. Glassmeyer,
                                             Individually and as
                                             Attorney-in-fact for the
                                             above-listed individuals